Exhibit 10.23

Ambassadors
INTERNATIONAL. INC.

February 13, 2001

Mr. Bill Dawson
Chairman of the Board
People to People International
P. O. Box 7738
Long Beach, CA. 90807

Re:                        General Contract, dated April 1, 1995, regarding adult exchange programs; General Contract, dated April 1, 1995, regarding student ambassador programs; Consent to Assignment Agreement, dated August 3, 1995; General Contract, dated February 12, 1999, regarding adult sports-related travel and exchange programs; and General Contract, dated February 12, 1999, regarding student and youth sports-related travel and exchange programs.

Dear Bill:

As we have indicated to you, Ambassadors International, Inc. (“Ambassadors”) is contemplating a spin-off of its wholly-owned subsidiary, Ambassadors Education Group, Inc. (“AEG”), which is the parent of Ambassador Programs, Inc. In connection therewith, we request that People to People International consent to the assignment by Ambassadors of all of its right, title and interest in the above-referenced agreements to AEG, and release Ambassadors from any and all obligations thereunder.

If the foregoing is acceptable to you, please sign below.

Very truly yours,
Ambassadors International, Inc.

		By:	/s/ John Ueberroth
John Ueberroth
Chief Executive Officer

AGREED TO AND ACCEPTED:
People to People International			People to People International

By:	/s/ Bill Dawson,		By:	/s/ William D. Jarvis
	Bill Dawson,			William Jarvis
	Chairman of the Board			President

ASSPTPAI
1071 Camelback Street
Newport Beach. California 92660-3228
Tel: 949.759.5900
Fax: 949.759.5901